CUSIP No. 88165N105	13D	Page 1 5 of 17 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

FLAGSHIP VENTURES FUND 2004, L.P.

By:	Flagship Ventures General Partner LLC,
its general partner

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Managing Member

FLAGSHIP VENTURES GENERAL PARTNER LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Managing Member

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures 2007 General Partner LLC,
its general partner

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Managing Member

FLAGSHIP VENTURES 2007 GENERAL PARTNER LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Managing Member

/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.

/s/ Edwin M. Kania, Jr.
Edwin M. Kania, Jr.

CUSIP No. 88165N105	13D	Page 17 of 17 Pages

ATTACHMENT A

Afeyan and Kania are the managing members of each of Flagship 2004 GP and Flagship 2007 GP. Flagship 2004 GP is the general partner of Flagship 2004 Fund, and Flagship 2007 GP is the general partner of Flagship 2007 Fund. Each of Flagship 2004 GP, Flagship 2007 GP, Afeyan, and Kania may be deemed to possess voting and investment control over the shares of Common Stock held by Flagship 2004 Fund and Flagship 2007 Fund, and, accordingly, each of Flagship 2004 GP, Flagship 2007 GP, Afeyan, and Kania may be deemed to have indirect beneficial ownership of such shares.

Each Reporting Person disclaims beneficial ownership of the shares of the Issuer’s Common Stock described in this Schedule 13D, except to the extent of his or its pecuniary interest therein.